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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2000


                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
                    -----------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


Delaware                              0-26224              51-0317849
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(State or other jurisdiction         (Commission          (IRS Employer
of incorporation)                    File Number)         Identification No.)




105 Morgan Lane
Plainsboro, New Jersey                                         08536
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (609) 275-0500
                                                     --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.    Other Events.

Merck Litigation

         On March 20, 2000, Integra LifeSciences Holdings Corporation, a Delaware corporation (the "Company"), announced in a press release that on March 17, 2000 a federal jury sitting in the case Integra LifeSciences (and certain affiliates) and The Burnham Institute vs. Merck KGaA (United States District Court for the Southern District of California) returned a unanimous verdict for the plaintiffs, found that Merck KGaA had willfully infringed and induced the infringement of Integra's patents and awarded $15,000,000 in damages. The damage award may be adjusted by the court.

         The lawsuit, which was filed in 1996, alleged that Merck KGaA and a non-profit research institution under contract from Merck KGaA had infringed various United States patents held by The Burnham Institute of San Diego that have been licensed to the Company. Those patents include No. 4,792,525, No. 4,879,237, No. 5,659,997 and No. 4,789,734, each in various ways relating to technology involving peptides containing an arginine-glycine-aspartic acid (RGD) sequence or related cell surface receptors.

         The Company expects that post-trial motions will be filed, and that Merck KGaA will appeal various decisions of the court and request a new trial, a reduction in damages, or a judgment as a matter of law notwithstanding the verdict. The Company cannot accurately predict the ultimate resolution of this matter and has not reflected the verdict in its financial statements.

Agreements to Acquire Certain NMT Medical, Inc. Product Lines

         On March 21, 2000, the Company announced in a press release that it had agreed to acquire from NMT Medical, Inc. the Selector(R) Ultrasonic Aspirator, Ruggles(TM) Surgical Instrumentation and Spembly Medical Cryosurgery product lines, including certain assets and liabilities, for an acquisition price of $12.0 million cash. The assets to be acquired include a manufacturing, packaging and distribution facility located in Andover, England. The consummation of the transaction is subject to customary conditions.


                                      -2-

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               INTEGRA LIFESCIENCES HOLDINGS CORPORATION



Date:  March 28, 2000          By: /s/ Stuart M. Essig
                                   ---------------------------------
                                      Stuart M. Essig, President and
                                      Chief Executive Officer


                                      -3-

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                                  Exhibit Index

Exhibit Number
(Referenced to
 Item 601 of
 Regulation S-K)           Description of Exhibit
 ---------------           ----------------------

2.1 Asset Purchase Agreement dated March 20, 2000 by and among Integra Selector Corporation, NMT Neurosciences (US), Inc. and NMT Medical, Inc.*

2.2 Purchase Agreement dated March 20, 2000 by and among NMT Medical, Inc., NMT Neurosciences (US), Inc., NMT Neurosciences Holdings (UK) Ltd., NMT Neurosciences (UK) Ltd., Spembly Medical Ltd., Spembly Cryosurgery Ltd., Swedemed AB, Integra Neurosciences Holdings (UK) Ltd. and Integra Selector Corporation.*

99.1 Press Release issued by Integra LifeSciences Holdings Corporation on March 20, 2000.

99.2 Press Release issued by Integra LifeSciences Holdings Corporation on March 21, 2000.

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*        Schedules and Exhibits to the referenced agreement have been omitted and will be furnished supplementally to the Commission upon request.